Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated May 26, 2026 with respect to the consolidated financial statements and internal control over financial reporting of Digital Turbine, Inc. included in the Annual Report on Form 10-K for the year ended March 31, 2026, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.
/s/ GRANT THORNTON LLP
Austin, Texas
August 26, 2026